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                                                                  Exhibit 5.1

                                 August 10, 2004

Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

Ladies and Gentlemen:

          We have acted as counsel to Leucadia National Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $350,000,000 aggregate principal amount of the Company's 3 3/4% Convertible Senior Subordinated Notes due 2014 (the "Notes") and the Company's common shares, par value $1.00 per share, issuable upon conversion of the Notes (the "Conversion Shares") to be sold by certain selling security holders listed in the Prospectus that forms a part of the Registration Statement, as such Prospectus may be amended or supplemented from time to time (the "Prospectus").

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of April 29, 2004, between the Company and HSBC Bank USA, as trustee (the "Trustee"), pursuant to which the Notes were issued (the "Indenture"), the form of the Notes included in the Indenture filed as Exhibit
4.2 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been





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Leucadia National Corporation
August 10, 2004
Page 2


independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Notes are duly authorized and, assuming the Notes are duly authenticated by the Trustee, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          2. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued upon such conversion, will be validly issued, fully paid and non-assessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law).

          The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Weil, Gotshal & Manges LLP